UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2019 (September 19, 2019)

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	814-00891	27-3794690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

590 Madison Avenue, 15th Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

212-905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PFLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreements.

On September 19, 2019 (the “Closing Date”), PennantPark Floating Rate Capital Ltd. (the “Company”) completed a $301.4 million term debt securitization transaction (the “CLO Transaction”), also known as a collateralized loan obligation transaction, which is a form of secured financing incurred by the Company. The secured notes and preferred shares issued in the CLO Transaction and the secured loan borrowed in the CLO Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiaries PennantPark CLO I, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Issuer”), and PennantPark CLO I, LLC, a Delaware limited liability company (the “Co-Issuer” and together with the Issuer, the “Issuers”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Transaction was executed by (A) the issuance of the following classes of notes pursuant to an indenture dated as of the Closing Date (the “Indenture”), by and among the Issuers and U.S. Bank National Association: (i) $78.5 million of AAA(sf)/AAAsf Class A-1 Notes, which bear interest at three-month LIBOR plus 1.80%, (ii) $15 million of AAA(sf) Class A-2 Notes, which bear interest at a fixed rate of 3.66%, (iii) $14 million of AA(sf) Class B-1 Notes, which bear interest at three-month LIBOR plus 2.90%, (iv) $16 million of AA(sf) Class B-2 Notes, which bear interest at a fixed rate of 4.266%, (v) $19 million of A(sf) Class C-1 Notes, which bear interest at three-month LIBOR plus 4.00%, (vi) $8 million of A(sf) Class C-2 Notes, which bear interest at a fixed rate of 5.379%, and $18 million of BBB-(sf) Class D Notes, which bear interest at three-month LIBOR plus 4.75% (together, the “Secured Notes”) and (B) the borrowing by the Issuers of $77.5 million under AAA(sf)/AAAsf Class A-1 floating rate loans (the “Class A-1 Loans” and together with the Secured Notes, the “Debt”), which bear interest at three-month LIBOR plus 1.80%, under a credit agreement (the “Credit Agreement”), dated as of the Closing Date, by and among the Issuers, as borrowers, various financial institutions, as lenders, and U.S. Bank National Association, as collateral agent and as loan agent. The Debt is secured by the middle market loans, participation interests in middle market loans and other assets of the Issuer. The Debt is scheduled to mature on October 15, 2031. Certain of the Secured Notes were privately placed on behalf of the Issuers by GreensLedge Capital Markets LLC.

Concurrently with the issuance of the Secured Notes and the borrowing under the Class A-1 Loans, the Issuer issued 55.4 million preferred shares at a stated value of U.S.$1.00 per share (the “Preferred Shares”). The Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral securing the Debt. The Company purchased all of the Class D Notes and Preferred Shares. The Company acts as retention holder in connection with the CLO Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such has agreed to retain all of the Preferred Shares.

As part of the CLO Transaction, the Company entered into a master loan sale agreement with the Issuer dated as of the Closing Date, which provided for the sale and contribution of approximately $293.5 million par amount of middle market loans from the Company to the Issuer on the Closing Date and for future sales and contributions, as applicable, from the Company to the Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Debt. The remainder of the initial portfolio assets securing the Debt consisted of approximately $279.5 million par amount of middle market loans purchased by the Issuer from PennantPark Floating Rate Funding I, LLC, a wholly-owned subsidiary of the Company, under a master participation agreement executed on the Closing Date between the Issuer and PennantPark Floating Rate Funding I, LLC. The Company and PennantPark Floating Rate Funding I, LLC each made customary representations, warranties, and covenants to the Issuer under the applicable agreement.

Through October 15, 2023, a portion of the proceeds received by the Issuer from the loans securing the Debt may be used by the Issuer to purchase additional middle market loans under the direction of PennantPark Investment Advisers LLC (“PennantPark”), the Company’s investment adviser, in its capacity as collateral manager for the Issuer and in accordance with the requirements of the Issuer’s indenture and collateral management agreement with PennantPark and the Company’s investing strategy and ability to originate eligible middle market loans.

The Debt is the secured obligation of the Issuers, and the Indenture and the Credit Agreement include customary covenants and events of default. The Secured Notes and the Preferred Shares have not been registered under the Securities Act of 1933, as amended, or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration. PennantPark will serve as collateral manager for the Issuer under a collateral management agreement dated as of the Closing Date. PennantPark is entitled to receive fees for providing these services. PennantPark has irrevocably waived its right to receive such fees for so long as it serves as collateral manager for the Issuer.

The proceeds of the issuance and incurrence of the Debt, net of certain fees, will be used to repay a portion of the Company’s $520 million secured credit facility.

The above descriptions of the documentation related to the CLO Transaction and other arrangements entered into on or prior to the Closing Date contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements attached hereto as Exhibits 99.2, 99.3, 99.4, 99.5 and 99.6.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 19, 2019, the Registrant issued a press release, included herewith as Exhibit 99.1, and by this reference incorporated herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits:

99.1	Press Release of PennantPark Floating Rate Capital Ltd. dated September 19, 2019.

99.2	Indenture, dated as of September 19, 2019, by and among PennantPark CLO I, Ltd., as issuer, PennantPark CLO I, LLC, as co-issuer, and U.S. Bank National Association, as trustee and as collateral agent.

99.3	Credit Agreement, dated as of September 19, 2019, by and among PennantPark CLO I, Ltd., as borrower, PennantPark CLO I, LLC, as co-borrower, the various financial institutions party thereto from time to time, as lenders, and U.S. Bank National Association, as collateral agent and as loan agent.

99.4	Collateral Management Agreement, dated as of September 19, 2019, between PennantPark CLO I, Ltd., as issuer, and PennantPark Investment Advisers, LLC, as collateral manager.

99.5	Master Loan Sale Agreement, dated as of September 19, 2019, among PennantPark Floating Rate Capital Ltd., as seller, PennantPark CLO I Depositor, LLC, as intermediate seller, and PennantPark CLO I, Ltd., as buyer.

99.6	Master Participation Agreement, dated as of September 19, 2019, between PennantPark Floating Rate Funding I, LLC, as seller and PennantPark CLO I, Ltd., as buyer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2019	PENNANTPARK FLOATING RATE CAPITAL LTD.

	By:	/s/ Aviv Efrat
Aviv Efrat
Chief Financial Officer & Treasurer